FIRST AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”), dated April 30, 2021, is by and between Profire Energy, Inc., a Nevada corporation (the “Company”), and Ryan W. Oviatt (“Executive”). RECITALS WHEREAS, the parties previously entered into the Second Amended and Restated Employment Agreement dated July 2, 2020 (the “Agreement”); WHEREAS, as permitted by the Agreement, the parties wish to modify the Agreement relating to compensation as set forth herein; and WHEREAS, the parties acknowledge that, in connection with such compensation modifications, Executive and the Company entered into a Restricted Stock Award Agreement dated February 18, 2021 pursuant to which Executive received an award of 18,852 shares of the Company’s common stock pursuant to the Company’s 2014 Equity Incentive Plan, as amended. AGREEMENT NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: 1. Amendment of Section 4. (a) Amendment of Section 4.1. Effective as of the execution of this Amendment, Section 4.1 of the Agreement is hereby amended and restated in its entirety to read as follows: “4.1 Base Salary. The Company shall pay Executive an annual base salary (as adjusted from time to time as provided herein, the “Base Salary”) in periodic installments in accordance with the Company’s customary payroll practices and applicable wage payment laws, but no less frequently than monthly. From the execution of the Agreement until August 31, 2020, Base Salary was $275,000 US. In connection with the Company’s response to the COVID-19 pandemic, with Executive’s consent, effective September 1, 2020, Executive’s Base Salary was reduced to $253,000 US and shall remain at such amount until July 1, 2021 at which time the Base Salary shall increase to $300,000 US, provided, the compensation committee of the Board (the “Compensation Committee”) may cause such increase to occur sooner in its discretion. Generally, Executive’s Base Salary shall be reviewed at least annually by the Compensation Committee, and it may, but shall not be required to, increase Executive’s Base Salary at any time during the Employment Term. Executive’s Base Salary shall be adjusted to $330,000 US on January 1, 2022.”

-2- (b) Amendment of Section 4.2. Effective as of the execution of this Amendment, Section 4.2 of the Agreement is hereby amended and restated in its entirety to read as follows: “4.2 Annual Incentive Plan. For each calendar year of the Employment Term, Executive shall be eligible to receive an annual bonus (the “Annual Bonus”), in the amount (if any) determined by the Compensation Committee in accordance with the terms and eligibility requirements of the Company’s then-current Annual Incentive Plan or its successor plan as adopted by the Compensation Committee from time to time. In connection to the Company’s response to the COVID-19 pandemic, and with Executive’s consent, the Compensation Committee did not implement any Annual Incentive Plan or similar bonus program for the Company’s 2020 fiscal year and no bonus was awarded to Executive for such fiscal year.” (c) Amendment of Section 4.3. Effective as of the execution of this Amendment, Section 4.3 of the Agreement is hereby amended and restated in its entirety to read as follows: “4.3 Long-Term Incentive Plan. During the Employment Term, Executive shall be eligible to participate in the Company’s then-current Long-Term Incentive Plan or any successor plan, subject to the terms of the Long-Term Incentive Plan or its successor plan, as determined by the Compensation Committee, in its discretion. In connection to the Company’s response to the COVID-19 pandemic, and with Executive’s consent, the Compensation Committee did not make any award to Executive under any Long-Term Incentive Plan or similar program for the Company’s 2020 fiscal year.” 2. Continuing Effectiveness. Except as modified by this Amendment, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. This Amendment shall not constitute an amendment or waiver of any provision of the Agreement not expressly referred to herein. 3. Counterparts. This Amendment may be executed in any number of identical counterparts (and by facsimile copy). If so executed, each of such counterparts is deemed to be an original for all purposes, and all such counterparts shall collectively constitute one agreement. 4. Governing Law. This Amendment, and the rights of the parties hereunder and all actions or proceedings arising in connection herewith or therewith, shall be governed by and construed and enforced in accordance with the laws of the State of Utah without regard to conflicts of laws principles thereof that would cause the application of the laws of any other jurisdiction. [SIGNATURE PAGE FOLLOWS]

Signature Page to First Amendment to Second Amended and Restated Employment Agreement (Ryan Oviatt) IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Employment Agreement to be executed as of the date first written above. THE COMPANY PROFIRE ENERGY, INC. /s/ Cameron M. Tidball Cameron M. Tidball Co-Chief Executive Officer, Co-President EXECUTIVE /s/Ryan W. Oviatt Ryan W. Oviatt